Exhibit 99.1

ASPREVA PHARMACEUTICALS ANNOUNCES RESULTS FOR THIRD QUARTER 2007

Victoria, B.C., Canada; October 31, 2007 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV), today reported financial results for the third quarter ended September 30, 2007. Third quarter revenues were $62.3 million with net income and earnings per fully diluted share of $23.3 million and $0.65, respectively. Unless otherwise specified, all amounts are in U.S. dollars and are reported under U.S. GAAP.

As announced on October 17, 2007, Aspreva’s Board unanimously approved a plan of arrangement under which the Swiss healthcare company, Galenica Group, through a wholly-owned Canadian subsidiary, has offered $26.00 per Aspreva share in an all-cash transaction. The transaction is expected to close on January 3rd, 2008 and is subject to shareholder, court and regulatory approvals.

Conference Call
Aspreva will host a conference call to discuss results for the third quarter 2007 on Wednesday, October 31, 2007 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

Dial-in information:
North America (toll free):  1-866-202-0886
International:  1-617-213-8841
Enter pass code:  14829169

The call will be available for re-play until Wednesday, November 7th, by calling 1-888-286-8010 (North America) or 1-617-801-6888 (International) and entering the pass code 79726236.

A live webcast will also be available to all interested parties on Aspreva’s website:  www.aspreva.com. Please click on the “Webcasts and Events” link under the Investors section. A replay of the webcast will be available for approximately three months following this conference call.

To learn more about Aspreva, please visit www.aspreva.com.

Third Quarter 2007 Results

Revenues
Total revenue for the third quarter 2007 was $62.3 million compared to $47.9 million in the third quarter 2006, and $63.8 million in the second quarter 2007. Aspreva reaffirms its previously disclosed 2007 guidance for revenues in excess of $245 million.

Net Income
Third quarter 2007 net income was $23.3 million, or $0.65 per fully diluted share, versus net income of $25.4 million, or $0.71 per fully diluted share, in the third quarter 2006 and
$38.1 million, or $1.08, in the second quarter 2007. Net income for the quarter was impacted by a previously announced one-time $20 million payment to Roche.

Research and Development (R&D) Expenses
Research and Development expenses in the third quarter 2007 were $8.9 million, compared to $12.4 million in the third quarter 2006 and $15.5 million in the second quarter 2007. R&D expenses continue to reflect the wind-down of the induction phase of our lupus nephritis trial in addition to the ongoing activities in the maintenance phase of the lupus nephritis trial and the pemphigus vulgaris trial. As in previous quarters, spending in support of business development efforts also contributed to R&D expenses.

Marketing, General and Administrative (MG&A) Expenses
Marketing, General and Administrative expenses in the third quarter 2007 were $11.2 million, compared to $10.0 million in the third quarter 2006 and $9.2 million in the second quarter 2007. MG&A expenses were incurred in support of finance, medical affairs, pre-commercialization, information technology, and human resources in support of global operations. The increase to MG&A expenses compared to last quarter is due to restructuring charges incurred during the third quarter.

Cash and Marketable Securities
Cash and marketable securities at September 30, 2007 were $353.2 million compared to $323.9 million at June 30, 2007.

About The CellCept Agreement
In July 2003, Aspreva acquired exclusive worldwide rights (excluding Japan) through 2017 to CellCept from Roche for the treatment of autoimmune diseases. CellCept is approved for marketing in the United States, European Union, Canada and other countries for the prevention of organ transplant rejection. Under the agreement, Aspreva is responsible for clinical development of CellCept for autoimmune diseases and will be responsible for sales and marketing upon receipt of regulatory approvals.

Aspreva currently has two phase III clinical programs underway with CellCept:  lupus nephritis and pemphigus vulgaris.  The maintenance phase of the lupus nephritis study is ongoing and we expect to complete our 52-week pemphigus vulgaris trial in 2008.

About Aspreva Pharmaceuticals
Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. Aspreva common stock is traded on the NASDAQ Global Select Market under the trading symbol "ASPV" and on the Toronto Stock Exchange under the trading symbol "ASV". Learn more at www.aspreva.com.

For further information please contact:

Sage Baker
VP, Investor Relations & Corporate Communications
Aspreva Pharmaceuticals
250-744-2488 ext. 84270
sbaker@aspreva.com

SUMMARY OF ROYALTY REVENUE EARNED
TO DATE UNDER AGREEMENT WITH ROCHE

	Quarter ended			Year ended
(in thousands of U.S. dollars) (unaudited)	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006

Initial quarterly payment less collar	$59,475	$59,749	$54,541	$192,489
Reconciliation amount	2,827	4,027	4,732	22,295
Total royalty revenue	$62,302	$63,776	$59,273	$214,784

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars) (unaudited)
	September 30,	December 31,
	2007	2006
ASSETS
Cash and marketable securities	$353,163	$259,895
Accounts receivable	70,776	57,426
Other current assets	4,538	3,565
Property and equipment, net	4,356	4,736
Other long term assets	1,817	1,435

	$434,650	$327,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unearned royalty advance	$6,854	$6,559
Other current liabilities	40,970	37,548
Long term liabilities	1,389	1,312
Shareholders’ equity	385,437	281,638

	$434,650	$327,057

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of U.S. dollars, except per share amounts) (unaudited)
	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Royalty revenue	$62,302	$47,943	$185,351	$162,316

Expenses
Research and development	8,933	12,357	36,745	34,389
Global service fee	20,000	-	20,000	-
Marketing, general and administrative	11,204	9,969	30,216	26,833

Total expenses	40,137	22,326	86,961	61,222

Other income	4,144	3,258	11,238	7,649

Income before income taxes	26,309	28,875	109,628	108,743

Income tax expense	2,989	3,475	11,752	10,634

Net income	$23,320	$25,400	$97,876	$98,109

Earnings per common share
Basic	$0.66	$0.73	$2.78	$2.83
Diluted	$0.65	$0.71	$2.74	$2.73

Weighted average number of shares outstanding:
Basic	35,201,767	34,890,894	35,185,106	34,650,645
Diluted	35,696,728	35,917,100	35,781,704	35,924,064

Included in net income for the period are the following charges for stock-based compensation:	$987	$2,830	$6,451	$6,044

ASPREVA PHARMACEUTICALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars) (unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net Cash Flows provided by Operating Activities
Net income for the period	$23,320	$25,400	$97,876	$98,109
Add non-cash items:
Depreciation and amortization	308	192	3,681	464
Deferred taxes	2,421	1,328	2,031	2,028
Stock-based compensation	987	2,830	6,451	6,044
Net change in non-cash working capital items related to operations	(426)	5,337	(13,897)	6,620
	26,610	35,087	96,142	113,265

Net Cash Flows used in Investing Activities
Net purchases of marketable securities	(50,440)	(40,873)	(114,309)	(100,516)
Purchase of property and equipment	(267)	(1,316)	(3,356)	(1,645)
	(50,707)	(42,189)	(117,665)	(102,161)

Net Cash Flows provided by Financing Activities
Issuance of shares, net of issue costs	187	1,214	421	3,169
Payments on capital lease obligations	(69)	(109)	(272)	(328)
	118	1,105	149	2,841

Net increase (decrease) in cash	(23,979)	(5,997)	(21,374)	13,945

Cash, beginning of the period	51,822	34,701	49,217	14,759

Cash, end of the period	$27,843	$28,704	$27,843	$28,704

Forward-Looking Statements

The financial results in this news release are unaudited, and are not a complete disclosure of our quarterly or annual financial results.

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: the potential acquisition of Aspreva by Galenica in an all cash transaction valued at USD$26.00 per outstanding share (the “Acquisition”); the approval of the Acquisition by our shareholders and the Canadian regulatory authorities; the expected closing date of the Acquisition; and our two phase III clinical programs underway with CellCept: lupus nephritis and pemphigus vulgaris.

With respect to the forward-looking statements contained in this news release, we have made numerous assumptions regarding, among other things: Galenica’s ability to finance the Acquisition valued at USD$26.00 per outstanding share; the ability of Aspreva and Galenica to satisfy all of the closing conditions to complete the Acquisition; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with applicable governmental regulations and standards; and our ability to succeed at establishing a successful commercialization program for any of our potential products.

Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: the possibility of not satisfying all of the closing conditions to complete the Acquisition; the possibility that our shareholders do not approve the Acquisition; risks related to integration of acquisitions; difficulties or delays in obtaining regulatory approvals; difficulties or delays in the progress, timing and results of clinical trials and studies; competition from other pharmaceutical or biotechnology companies; economic and capital market conditions; and currency exchange rates.

For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities regulatory authorities in Canada at www.sedar.com. Although we have attempted to identify important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.